Exhibit 5.1

425 Park Avenue New York, New York 10022-3598 212.836.8000 Fax 212.836. www.kayescholer.com

June 24, 2010

Emergency Medical Services Corporation

6200 S. Syracuse Way, Suite 200

Greenwood Village, CO  80111-4737

Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Emergency Medical Services Corporation, a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”), of $15,000,000 of unsecured obligations of the Company (the “Deferred Compensation Obligations”) to pay deferred compensation in accordance with the terms and conditions of the Emergency Medical Services Corporation Deferred Compensation Plan, dated June 24, 2010 (the “Plan”).

We have acted as counsel for the Company in connection with the Registration Statement and the Plan.  In rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

The law covered by this opinion is limited to the laws of the State of New York and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Deferred Compensation Obligations have been duly authorized and, when accrued in accordance with the terms of the Plan, the Deferred Compensation Obligations will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating or affecting creditors’ rights generally and to general principles of equity, whether a proceeding at law or in equity.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.  In giving this opinion and such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Kaye Scholer LLP